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                                                                      EXHIBIT 11

                                IPL SYSTEMS, INC.
                                -----------------

                COMPUTATION OF NET (LOSS) INCOME PER COMMON SHARE
                -------------------------------------------------
                 (Thousands of dollars except per share amounts)



                                                 Three Months Ended
                                            ---------------------------

                                             March 31,         March 31
                                               1997              1996
                                            ----------        ---------
Primary
-------

Net (loss) income                           $   (1,997)       $      230
                                            ----------        ----------
Weighted average shares outstanding          5,633,819         5,590,555

  Dilutive stock options based on the
  treasury stock method using average
  market price for the period                       --           149,059
                                            ----------        ----------

Common shares used in calculation of
  net (loss) income per share                5,633,819         5,739,614
                                            ==========        ==========

Net (loss) income per share                 $    (0,35)       $     0.04
                                            ==========        ==========

Fully Diluted
-------------

Net (loss) income                           $   (1,997)       $      230
                                            ----------        ----------

Weighted average shares outstanding          5,633,819         5,590,555

Dilutive stock options based on the
  treasury stock method using the
  higher of average or period end
  market price                  (A)                 --           246,343
                                            ----------        ----------

Common shares used in calculation of
  net (loss) income per share                5,633,819         5,836,898
                                            ==========        ==========

Net (loss) income per share                 $    (0.35)             0.04
                                            ==========        ==========



(A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.


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